Exhibit 99.1

The First Bancorp Reports 2013 Net Income Up 2.2%

DAMARISCOTTA, ME, January 22 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the year ended December 31, 2013. Net income was $13.0 million, up $277,000 or 2.2% from 2012 and earnings per common share on a fully diluted basis of $1.20 were down $0.02 or 1.6% from 2012. For the quarter ended December 31, 2013, unaudited net income was $3.5 million, up $273,000 or 8.5% from the same period in 2012, and earnings per common share on a fully diluted basis of $0.33 were up $0.02 or 6.5% from the same period in 2012.
“This was a very busy and a very good year for The First Bancorp, with virtually all of our performance metrics moving in a positive direction,” noted Daniel R. Daigneault, the Company’s President and Chief Executive Officer. “Net income was the best the Company has posted since 2009 and our fourth best year ever. In February we opened our sixteenth office on Exchange Street in Bangor, which gives us the opportunity to enter one of the most important and growing banking markets in the State of Maine. We had a very successful stock offering in the first quarter which enabled us to finish repaying the U.S. Treasury in full for its 2009 investment in the Company under the Capital Purchase Program. Credit quality improved significantly in 2013, with non-performing assets at their lowest level in nearly five years and net chargeoffs down $3.1 million from 2012. And perhaps the most important happening for our shareholders in 2013 was the increase in our dividend in the fourth quarter to $0.20 per share per quarter.
“After five years of declining balances, the loan portfolio grew $7.1 million or 0.8% in 2013 as we began to see economic recovery along the coast of Maine,” President Daigneault commented. “This growth was centered in commercial and municipal loans. At the same time, the investment portfolio increased $39.6 million or 8.8% to $489.0 million, resulting in earning assets increasing $46.7 million or 3.5% in 2013. On the funding side of the balance sheet we saw excellent growth in low-cost deposits, which increased $33.7 million or 9.0% in 2013.

“For the year, net interest income on a tax-equivalent basis was down $1.0 million from 2012,” President Daigneault commented, “with a $109,000 increase due to higher levels of earning assets offsetting a $1.1 million decline from margin compression in the first half of the year. Although we have been experiencing margin compression for more than five years due to weakness in the economy and unprecedented low interest rates, the slow decline stabilized in the past two quarters. This is evidenced by a $283,000 increase in net interest income on a tax-equivalent basis in the fourth quarter compared to the same period in 2012, with $235,000 of the gain coming from higher volumes and $48,000 coming from slight margin improvement.
“As noted before, credit quality improved significantly in 2013,” President Daigneault commented. “Non-performing assets stood at 1.44% of total assets as of December 31, 2013 – the lowest level we have seen since early 2009. This is well below the 2.32% peak in non-performing assets at December 31, 2011, and down from 1.89% at the end of the previous year. Net chargeoffs in 2013 were $5.2 million or 0.60% of average loans, compared to $8.3 million or 0.95% of average loans in 2012. Past-due loans ended the year at 1.82%, down from 2.67% at the end of 2012 and at the lowest level seen since 2007. The allowance for loan losses stood at 1.31% of total loans as of December 31, 2013, down from 1.44% at December 31, 2012.”
“We remain very well capitalized,” commented F. Stephen Ward, the Company’s Chief Financial Officer, “with a leverage capital ratio for the Bank of 8.45%, and tier one and tier two risk-based capital ratios of 14.65% and 15.90%, respectively, as of December 31, 2013. During 2013 U.S. banking regulators finalized the new Basel III capital standards, and the Company’s ratios already exceed the new requirements which will be phased in over a multi-year period.
“Our core operating ratios remain healthy,” Mr. Ward said, “with a return on average assets of 0.90% compared to 0.89% in 2012, and a return on average tangible common equity of 10.66% compared to 10.40% in 2012. Although our efficiency ratio increased to 55.44% compared to 51.01% in 2012 due to higher operating expenses attributable to the new Rockland and Bangor offices, it has been dropping through the year as we grow into our new expense base and remains well below our UBPR peer group average at 66.95% as of September 30, 2013.”
“In the fourth quarter the Board of Directors voted to increase the 19.5 cents per share dividend the Company has paid each quarter for the past five years to 20.0 cents per share,” President Daigneault noted. “This increase is made possible by good earnings and strong capital and is consistent with the improved performance metrics we have seen in the past few quarters. Our generous dividend is one of the major reasons people invest in our stock, and in 2013 we had a dividend payout ratio of 65.42% and a dividend yield of 4.54% based on the average daily closing price during the year.
“The First Bancorp’s price per share increased 5.77% or $0.95 in 2013,” said President Daigneault, “and when the annual dividend of $0.785 per share is added, our total return was 10.65% for the year. We feel the price of our shares has done exceptionally well after the common stock offering in the first quarter and although our total return lagged the broad market in industry indices in 2013, at year end we were trading at 1.61 times tangible book value – an excellent valuation for a community bank stock.
“After working through difficult and challenging economic conditions for more than five years, our performance in 2013 suggests there is light at the end of the tunnel,” President Daigneault concluded. “With virtually all metrics moving in the right direction – earnings, credit quality, asset growth, deposit growth, and margin stabilization – we are optimistic as we begin the new year. In 2014, we will keep our focus on increasing earnings, improving credit quality, maintaining strong capital, and continuing to pay a generous dividend to our shareholders.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars	December 31, 2013	December 31, 2012
Assets
Cash and due from banks	$16,570	$14,958
Interest-bearing deposits in other banks	2,562	1,638
Securities available for sale	305,824	291,614
Securities to be held to maturity	169,277	143,320
Restricted equity securities, at cost	13,912	14,448
Loans held for sale	83	1,035
Loans	876,367	869,284
Less allowance for loan losses	11,514	12,500
Net loans	864,853	856,784
Accrued interest receivable	5,038	4,912
Premises and equipment	23,616	22,988
Other real estate owned	4,807	7,593
Goodwill	29,805	29,805
Other assets	27,616	25,904
Total assets	$1,463,963	$1,414,999
Liabilities
Demand deposits	$106,125	$90,252
NOW deposits	151,322	147,309
Money market deposits	86,730	80,983
Savings deposits	149,103	135,250
Certificates of deposit	210,321	199,265
Certificates $100,000 to $250,000	278,674	277,571
Certificates $250,000 and over	42,124	28,220
Total deposits	1,024,399	958,850
Borrowed funds	279,125	282,905
Other liabilities	14,341	16,921
Total Liabilities	1,317,865	1,258,676
Shareholders' equity
Preferred stock	—	12,402
Common stock	106	98
Additional paid-in capital	58,395	46,314
Retained earnings	94,000	89,692
Net unrealized gain/(loss) on securities available-for-sale	(6,591)	7,940
Net unrealized gain/(loss) on postretirement benefit costs	188	(123)
Total shareholders' equity	146,098	156,323
Total liabilities & shareholders' equity	$1,463,963	$1,414,999
Common Stock
Number of shares authorized	18,000,000	18,000,000
Number of shares issued and outstanding	10,671,192	9,859,914
Book value per common share	$13.69	$14.60
Tangible book value per common share	$10.83	$11.47

The First Bancorp
Consolidated Statements of Income and Comprehensive Income (Unaudited)

	For the years ended		For the quarters ended
In thousands of dollars, except per share data	12/31/2013	12/31/2012	12/31/2013	12/31/2012
Interest income
Interest and fees on loans	$34,897	$37,026	$8,657	$9,020
Interest on deposits with other banks	8	4	2	1
Interest and dividends on investments	15,031	14,795	4,108	3,673
Total interest income	49,936	51,825	12,767	12,694
Interest expense
Interest on deposits	7,997	8,396	1,962	2,026
Interest on borrowed funds	4,499	4,542	1,144	1,175
Total interest expense	12,496	12,938	3,106	3,201
Net interest income	37,440	38,887	9,661	9,493
Provision for loan losses	4,200	7,835	700	1,535
Net interest income after provision for loan losses	33,240	31,052	8,961	7,958
Non-interest income
Investment management and fiduciary income	1,919	1,636	481	406
Service charges on deposit accounts	2,756	2,671	657	676
Net securities gains	1,087	1,968	—	1
Mortgage origination and servicing income	2,080	1,396	345	542
Other operating income	4,245	3,607	1,116	1,097
Total non-interest income	12,087	11,278	2,599	2,722
Non-interest expense
Salaries and employee benefits	14,305	12,691	3,698	3,206
Occupancy expense	2,050	1,639	493	392
Furniture and equipment expense	2,656	2,235	664	585
FDIC insurance premiums	1,143	1,212	279	303
Acquisition-related costs	—	251	—	251
Amortization of identified intangibles	326	283	81	71
Other operating expense	8,457	7,960	1,904	1,960
Total non-interest expense	28,937	26,271	7,119	6,768
Income before income taxes	16,390	16,059	4,441	3,912
Applicable income taxes	3,425	3,371	939	683
Net Income	$12,965	$12,688	$3,502	$3,229
Basic earnings per share	$1.20	$1.22	$0.33	$0.31
Diluted earnings per share	$1.20	$1.22	$0.33	$0.31

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the years ended		For the quarters ended
except for per share amounts	12/31/2013	12/31/2012	12/31/2013	12/31/2012

Summary of Operations
Interest Income	$49,936	$51,825	$12,767	$12,694
Interest Expense	12,496	12,938	3,106	3,201
Net Interest Income	37,440	38,887	9,661	9,493
Provision for Loan Losses	4,200	7,835	700	1,535
Non-Interest Income	12,087	11,278	2,599	2,722
Non-Interest Expense	28,937	26,271	7,119	6,768
Net Income	12,965	12,688	3,502	3,229
Per Common Share Data
Basic Earnings per Share	$1.20	$1.22	$0.33	$0.31
Diluted Earnings per Share	1.20	1.22	0.33	0.31
Cash Dividends Declared	0.785	0.780	0.200	0.195
Book Value per Common Share	13.69	14.60	13.69	14.60
Tangible Book Value per Common Share	10.83	11.47	10.83	11.47
Market Value	17.42	16.47	17.42	16.47
Financial Ratios
Return on Average Equity (a)	8.72%	8.84%	9.33%	8.80%
Return on Average Tangible Common Equity (a)	10.66%	10.40%	11.76%	10.25%
Return on Average Assets (a)	0.90%	0.89%	0.95%	0.90%
Average Equity to Average Assets	10.62%	10.96%	10.19%	11.14%
Average Tangible Equity to Average Assets	8.49%	8.96%	8.09%	9.19%
Net Interest Margin Tax-Equivalent (a)	3.05%	3.14%	3.07%	3.07%
Dividend Payout Ratio	65.42%	63.93%	60.61%	62.90%
Allowance for Loan Losses/Total Loans	1.31%	1.44%	1.31%	1.44%
Non-Performing Loans to Total Loans	1.86%	2.20%	1.86%	2.20%
Non-Performing Assets to Total Assets	1.44%	1.89%	1.44%	1.89%
Efficiency Ratio	55.44%	51.01%	53.79%	51.81%
At Period End
Total Assets	$1,463,963	$1,414,999	$1,463,963	$1,414,999
Total Loans	876,367	869,284	876,367	869,284
Total Investment Securities	489,013	449,382	489,013	449,382
Total Deposits	1,024,399	958,850	1,024,399	958,850
Total Shareholders' Equity	146,098	156,323	146,098	156,323
(a) Annualized using a 365-day basis in 2013 and 366-day basis in 2012

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2013 and 2012.

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2013	12/31/2012	12/31/2013	12/31/2012
Net interest income as presented	$37,440	$38,887	$9,661	$9,493
Effect of tax-exempt income	3,573	3,128	926	809
Net interest income, tax equivalent	$41,013	$42,015	$10,587	$10,302
The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2013	12/31/2012	12/31/2013	12/31/2012
Non-interest expense, as presented	$28,937	$26,271	$7,119	$6,768
Net interest income, as presented	37,440	38,887	9,661	9,493
Effect of tax-exempt income	3,573	3,128	926	809
Non-interest income, as presented	12,087	11,278	2,599	2,722
Effect of non-interest tax-exempt income	182	177	48	40
Net securities gains	(1,087)	(1,968)	—	(1)
Adjusted net interest income plus non-interest income	$52,195	$51,502	$13,234	$13,063
Non-GAAP efficiency ratio	55.44%	51.01%	53.79%	51.81%
GAAP efficiency ratio	58.43%	52.37%	58.07%	55.41%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the years ended		For the quarters ended
In thousands of dollars	2013	2012	2013	2012
Average shareholders' equity as presented	$152,729	$155,822	$148,842	$158,401
Less preferred stock	(4,020)	(12,341)	—	(12,378)
Less intangible assets	(30,664)	(28,528)	(30,664)	(28,545)
Tangible average shareholders' equity	$118,045	$114,953	$118,178	$117,478

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.